Exhibit 32.1

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Real Estate Associates Limited IV (the "Partnership"), for the quarterly period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brian Flaherty, as the equivalent of the Chief Executive Officer of the Partnership, and Joseph Dryden, as the equivalent of the Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Brian Flaherty

Name:Brian Flaherty

Date:November 14, 2017

/s/ Joseph Dryden

Name:Joseph Dryden

Date:November 14, 2017

This certification is furnished with this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.